UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

Whitestone REIT (Exact Name of Registrant as Specified in Its Charter)
Hartman Commercial Properties REIT (Former Name of Registrant)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500 Houston, Texas 77063
(Address of principal executive offices)
(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

On March 31, 2008, Whitestone REIT issued a press release announcing that Presiding Judge Joseph "Tad" Halbach of the District Court of Harris County issued a partial summary judgment against Allen R. Hartman on his claim for a termination fee.

In granting the partial summary judgment, the Court agreed with Whitestone that the termination fee is subject to a cap on operating expenses. The Court rejected Hartman's argument that the termination fee is not subject to the cap.

Whitestone believes that the cap has already been met and, therefore, no termination fee is owed. Whitestone also disputes Hartman's calculation of the fee. The REIT alleged in its petition that "it is clear from the plain language of the advisory agreement (between the REIT and Hartman) and the circumstances surrounding its execution that no termination fee is owed." Those issues are still pending before the Court.

The trial on the remainder of the issues is set for May 19, 2008 in the 333rd Texas State District Court in Houston.

A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

   (d) Exhibits.

99.1	Press Release dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Dated: April 1, 2008	By:	/s/ David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer